SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12

Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT NOTICE

*** Your Proxy Vote is Critical ***

We are sending you this postcard to alert you about a very important proxy package that you will be receiving in the mail in the next few days regarding an upcoming Fidelity Fund Shareholder Meeting.

Included in this package will be proposals that affect funds you may hold in your retirement account. These proposals require a shareholder vote, and with the package you will find a discussion of these proposals. Also included will be several voting options that will enable you to vote your proxy on these important issues quickly and easily.

Funds Impacted: > SPARTAN U.S. EQUITY INDEX FUND

> FIDELITY U.S. BOND INDEX FUND

Please vote your proxy as soon as you can. By promptly voting your shares, you will help make it possible for the shareholder meeting to be held on time and eliminate additional solicitation costs that may result if the necessary votes to reach quorum are not received promptly.

Thank you in advance for your attention to this very important matter!

Shareholders should read the proxy statement when it is available because it contains important information. The proxy statement will be available, without charge, from the EDGAR Database on the SEC's web site (http://www.sec.gov) or by contacting Fidelity at 1-800-544-3198. The solicitation of proxies is being made by, and on behalf of, the Board of Trustees of Fidelity Concord Street Trust.

Fidelity Investments Institutional Operations Company, Inc.

IMPORTANT NOTICE

*** Your Proxy Vote is Critical ***

This is to alert you about a very important proxy package that you will be receiving in the mail in the next few days regarding an upcoming Fidelity Fund Shareholder Meeting.

Included in this package will be proposals that affect funds you may hold in your retirement account. These proposals require a shareholder vote, and with the package you will find a discussion of these proposals. Also included will be several voting options that will enable you to vote your proxy on these important issues quickly and easily.

Funds Impacted: > SPARTAN U.S. EQUITY INDEX FUND

> FIDELITY U.S. BOND INDEX FUND

Please vote your proxy as soon as you can. By promptly voting your shares, you will help make it possible for the shareholder meeting to be held on time and eliminate additional solicitation costs that may result if the necessary votes to reach quorum are not received promptly.

Thank you in advance for your attention to this very important matter!

Shareholders should read the proxy statement when it is available because it contains important information. The proxy statement will be available, without charge, from the EDGAR Database on the SEC's web site (http://www.sec.gov) or by contacting Fidelity at 1-800-544-3198. The solicitation of proxies is being made by, and on behalf of, the Board of Trustees of Fidelity Concord Street Trust.

Fidelity Investments Institutional Operations Company, Inc.